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                                                                     EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                                  P.O. BOX 7880
                             SAN FRANCISCO, CA 94120
                               Tel: (415) 983-1000
                               Fax: (415) 983-1200

                                                              May 9, 1997



Biosite Diagnostics Incorporated
11030 Roselle Street
San Diego, CA 92121


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Biosite Diagnostics Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 2,016,486 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1989 Stock Plan of the Company (the "1989 Plan") and the 1996 Stock Incentive Plan of the Company (the "1996 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1989 Plan or the 1996 Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ PILLSBURY MADISON & SUTRO LLP